EXHIBIT 10.5
                              HANOVER DIRECT, INC.
                             KEY EXECUTIVE SIX MONTH
                         COMPENSATION CONTINUATION PLAN

                                    SECTION 1

                           ESTABLISHMENT OF THE PLAN

        1.1 Hanover Direct, Inc. ("Hanover") has established this Hanover Direct, Inc. Key Executive Six Month Compensation Continuation Plan (the "Plan") effective as of April 27, 2001 (the "Effective Date"). The purpose of the Plan is to attract and retain key management personnel by reducing uncertainty and providing greater personal security in the event of a Change of Control.

        1.2 It is the Company's intention that this Plan constitute an "employee welfare plan" within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and a "severance pay plan" within the meaning of Department of Labor ("DOL") Regulation Section 2510.3-2(b).

                                    SECTION 2

                                   DEFINITIONS

        2.1     "Board of Directors" means the Board of Directors of Hanover.

        2.2 "Change of Control" means the first to occur of any of the events described in subsections (i) through (iv) below, following the Effective
Date:

                (i) When any Person becomes, through an acquisition, the beneficial owner of shares of Hanover having at least fifty percent (50%) of the total number of votes that may be cast for the election of directors of Hanover (the "Voting Shares"); provided, however, that the following acquisitions shall not constitute a Change of Control:

                        (a) if a Person owns less than fifty percent (50%) of the voting power of Hanover and that Person's ownership increases above fifty percent (50%) solely by virtue of an acquisition of stock by Hanover, then no Change of Control shall have occurred, unless and until that Person subsequently acquires one or more additional shares representing voting power of Hanover; or

                        (b) any acquisition by a Person who as of the date of the establishment of the Plan owned at least thirty-three percent (33%) of the Voting Shares.

                (ii)(a) Notwithstanding the foregoing, a Change of Control will occur when the shareholders of Hanover approve any of the following (each, a "Transaction"):

                        (I) any reorganization, merger, consolidation or other business combination of Hanover;

                        (II) any sale of fifty percent (50%) or more of Hanover's assets; or

                        (III) a complete liquidation or dissolution of Hanover.

                (b) Notwithstanding subsection (ii)(a) above, shareholder approval of either of the following types of Transactions will not give rise to a Change of Control:

                        (I) a Transaction involving only Hanover and one or more of its subsidiaries; or


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                        (II)    a Transaction immediately following which the
shareholders of Hanover immediately prior to the Transaction continue to have a majority of the voting power in the resulting entity.

                (iii) When, within any twenty-four (24) month period, persons who were directors of Hanover (each, a "Director") immediately before the beginning of such period (the "Incumbent Directors") shall cease (for any reason other than death or disability) to constitute at least a majority of the Board of Directors or the board of directors of any successor to Hanover. For purposes of this subsection (iii), any Director who was not a Director as of the effective date of the Plan shall be deemed to be an Incumbent Director if such Director was elected to the Board of Directors by, or on the recommendation of, or with the approval of, at least a majority of the members of the Board of Directors or the nominating committee who, at the time of the vote, qualified as Incumbent Directors either actually or by prior operation of this subsection
(iii), and any persons (and their successors from time to time) who are designated by a holder of thirty-three percent (33%) or more of the Voting Shares to stand for election and serve as Directors in lieu of other such designees serving as Directors on the effective date of the Plan shall be considered Incumbent Directors. Notwithstanding the foregoing, any director elected to the Board of Directors to avoid or settle a threatened or actual proxy contest shall not, under any circumstances, be deemed to be an Incumbent Director.

                (iv) When Hanover sells, assigns or transfers more than fifty percent (50%) of its interest in, or the assets of, one or more of its subsidiaries (each, a "Sold Subsidiary" and, collectively, "Sold Subsidiaries"); provided, however, that such a sale, assignment or transfer will constitute a Change of Control only for:

                        (a) the Participants who are Employees of that Sold Subsidiary; and

                        (b) the Participants who are Employees of a direct or indirect parent company of one or more Sold Subsidiaries, and then only if:

                                (I)     the gross assets of such parent
company's Sold Subsidiaries constitute more than fifty percent (50%) of the gross assets of such parent company (calculated on a consolidated basis with the direct and indirect subsidiaries of such parent company and with reference to the most recent balance sheets of the Sold Subsidiaries and the parent company);

                                (II)    the property, plant and equipment of
such parent company's Sold Subsidiaries constitute more than fifty percent (50%) of the property, plant and equipment of such parent company (calculated on a consolidated basis with the direct and indirect subsidiaries of such parent company and with reference to the most recent balance sheets of the Sold Subsidiaries and the parent company); or

                                (III)   in the case of a publicly-traded parent
company, the ratio (as of the date a binding agreement for the sale is entered) of (x) the capitalization (based on the sale price) of such parent company's Sold Subsidiaries, to (y) the market capitalization of such parent company, is greater than 0.50.

        For purposes of this Section 2.2(iv), a Transaction shall be deemed to involve the sale of more than fifty percent (50%) of a company's assets if:

                        (a) the gross assets being sold constitute more than fifty percent (50%) of the gross assets of the company as stated on the most recent balance sheet of the company;

                        (b) the property, plant and equipment being sold constitute more than fifty percent (50%) of the property, plant and equipment of the company as stated on the most recent balance sheet of the company; or


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                        (c)     in the case of a publicly-traded company, the
ratio (as of the date a binding agreement for the sale is entered) of (x) the capitalization (based on the sale price) of the division, subsidiary or business unit being sold, to (y) the market capitalization of the company, is greater than 0.50.

        For purposes of this Section 2.2(iv), no Change of Control shall be deemed to have occurred if, immediately following a sale, assignment or transfer by Hanover of more than fifty percent (50%) of its interest in, or the assets of, a Sold Subsidiary, any shareholder of Hanover owning thirty-three percent (33%) or more of the voting power of Hanover immediately prior to such transactions, owns no less than the equivalent percentage of the voting power of the Sold Subsidiary.

        2.3 "Change of Control Benefits" means the enhanced severance pay and other benefits described in Section 5 of the Plan.

        2.4 "Company" means Hanover and those of its subsidiaries or affiliates identified on Appendix A, and each of their successors.

        2.5 "Disability" means the earlier of (1) the permanent and total disability of the Participant such that he/she is entitled to the receipt of benefits under the Company's Long Term Disability Plan in which he/she participates; or (2) the permanent and total disability of the Participant such that he/she is unable to substantially perform his/her duties and responsibilities with the Company by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months. The Participant will not be considered to be permanently and totally disabled unless he/she furnishes proof of the existence of such disability in such form and manner and based on competent medical advice, and at such times, as the Plan Administrator may reasonably require.

        2.6 "Employee" means any person whom the Company employs for purposes of the Federal Insurance Contributions Act.

        2.7 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        2.8 "For Cause" means the involuntary termination of the Participant's employment with the Company on account of the Participant's (i) willful and continued failure to perform his/her regular duties for the Company,
(ii) misconduct that is injurious to the Company, financial or otherwise, (iii) commission of an act of fraud or dishonesty relating to and adversely affecting the Company, (iv) conviction of a felony in connection with his/her employment with the Company, or (v) habitual failure, after the provision of written notice to the Participant specifying such failure and a reasonable opportunity having been afforded to the Participant to cure such failure having lapsed, to perform his/her employment duties for the Company in a manner satisfactory to the Company.

        2.9 "For Good Reason" means the voluntary termination by the Participant of his/her employment with the Company following a Change of Control on account of any of the following actions which occur on the date of or following the date of such Change of Control: (i) a substantial and material diminution of the duties or responsibilities of the Participant for the Company,
(ii) a material and substantial diminution of the then-current base salary, target bonus or comparable long-term incentive opportunity of the Participant,
(iii) requiring the Participant to regularly report to work at a facility that is more than thirty (30) miles from the facility at which the Participant regularly reported as of the day immediately preceding the Change of Control,
(iv) the failure by the Company to continue in effect any material employee benefit or compensation plan of the Company including, but not limited to, life insurance plan, health insurance plan or accidental death or disability plan in which the Participant was participating, unless such employee benefit or compensation plan, life insurance plan, health insurance plan, or accidental death or disability plan or similar plan is replaced with a comparable plan in which the Participant will participate or which will provide the Participant with reasonably comparable benefits in the aggregate, (v) the failure of the Company to provide the Participant with the number of paid vacation days to which the Participant would otherwise be entitled in accordance with the vacation policy of the Company, or (vi) any action by the Company that adversely affects in a material way the Participant's


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participation in or materially reduces the Participant's benefits under any of such the Company's employee benefit or compensation plans; provided, however, that in all cases, in order to terminate his/her employment with the Company For Good Reason, a Participant must notify the Company in writing that Good Reason exists within sixty (60) days of the Participant's knowledge of the event or events constituting Good Reason. The Company shall thereafter have thirty (30) days within which to cure the Participant's otherwise Good Reason (the "Cure Period"). Unless the Participant's Good Reason is cured during the Cure Period, the Participant's termination For Good Reason shall become effective on the first business day following the conclusion of the Cure Period.

        2.10 "Offer of Comparable Employment" means an offer from a purchaser of assets from the Company to employ a Participant in a position that, provided it was accepted by the Participant, would not constitute Good Reason under
Section 2.9.

        2.11 "Participant" means any Employee who upon or after the Effective Date of the Plan is a Director-level executive of the Company or other Employee selected for participation in the Plan by the Chief Executive Officer of Hanover.

        2.12 "Person" means any "person" (as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof), including a "group" as defined in Section 13(d)(3) of the Exchange Act, but excluding (i) the Company, (ii) any employee benefit plan sponsored or maintained by the Company (including any trustee of such plan acting as trustee), and (iii) any person who, as of the date of the establishment of the Plan, owned at least thirty-three percent (33%) of the Voting Shares (but excluding any unaffiliated successor or assignee of such thirty-three percent (33%) or greater holder).

        2.13 "Plan Administrator" means the Board of Directors or its delegate or delegates.

        2.14 "Without Cause" means the involuntary termination of the Participant's employment with the Company due to lack of work or any other reason that the Board of Directors determines is in the best interest of the Company, other than For Cause or Disability.

                                    SECTION 3

                       ELIGIBILITY FOR PLAN PARTICIPATION

        Section 2.11 sets forth the Employees of the Company who shall be Participants in the Plan. Prior to a Change of Control, a Participant shall cease to be a Participant in the Plan on the earliest to occur of the following dates: (i) the date the Participant is no longer classified as a Participant within the meaning of Section 2.11; (ii) the date of the Participant's death;
(iii) the date on which the Participant voluntarily terminates his/her employment with the Company for any reason; (iv) the date on which the Participant's employment is terminated by the Company for any reason; or (v) the effective date of the termination of the Plan. Upon or following a Change of Control, a Participant shall cease to be a Participant in a Plan on the earliest to occur of the following dates: (i) the date of the Participant's death; (ii) the date on which the Participant voluntarily terminates his/her employment with the Company other than for Good Reason; (iii) the date on which the Participant's employment is terminated by the Company for Cause; (iv) the date on which the Participant voluntarily or involuntarily terminates his/her employment with the Company as a result of his/her Disability; or (v) the effective date of the termination of the Plan.

                                    SECTION 4

              CONDITIONS FOR PAYMENT OF CHANGE OF CONTROL BENEFITS

        A Participant shall be entitled to Change of Control Benefits under the Plan solely if there occurs a Change of Control and thereafter the Company terminates his/her employment Without Cause or the Participant voluntarily terminates his/her employment with the Company For Good Reason, in either case, solely during the two (2) year period immediately following the Change of Control. A Participant shall not be entitled to Change of Control Benefits under the Plan if he/she: (i) voluntarily terminates his/her


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employment with the Company or has his/her employment with the Company terminated by the Company, in either case, prior to a Change of Control; (ii) he/she voluntarily terminates employment with the Company following a Change of Control but other than For Good Reason, (iii) is terminated by the Company following a Change of Control For Cause, (iv) has his/her employment with the Company terminated solely on account of his/her death; (v) voluntarily or involuntarily terminates his/her employment with the Company following a Change of Control as a result of his/her Disability, or (vi) employment with the Company is terminated by the Company upon or following a Change of Control but where he/she receives an Offer of Comparable Employment, regardless of whether the Participant accepts such Offer of Comparable Employment.

                                    SECTION 5

                           CHANGE OF CONTROL BENEFITS

        5.1 The Change of Control Benefits shall be as follows: (i) an amount equal to six (6) months of the Participant's annualized base salary; (ii) an amount equal to the product of six (6) multiplied by the applicable monthly premium that would be charged by the Company for COBRA continuation coverage for the Participant, the Participant's spouse and the dependents of the Participant under the Company's group health plan in which the Participant was participating and with the coverage elected by the Participant, in each case immediately prior to the time of the Participant's termination of employment with the Company; and
(iii) a maximum of three (3) months of executive-level outplacement services at a major outplacement services firm to be selected by the Plan Administrator.

        5.2 Except as set forth in Section 5.3, the aggregate Change of Control Benefits (other than those provided in subsection 5.1(iii)) shall be paid to the Participant in one lump sum payment, less applicable withholdings, within thirty (30) days of the Participant's termination of employment with the Company under circumstances entitling him/her to Change of Control Benefits under Section 4.

        5.3 Notwithstanding anything to the contrary contained in the Plan, Change of Control Benefits shall be paid to a Participant only after the Participant executes a general release and waiver of claims ("Release") containing such terms and conditions as the Plan Administrator may reasonably require; provided, however, that Change of Control Benefits shall not be paid to a Participant until such Release becomes effective and is no longer subject to revocation by the Participant.

        5.4 In the event that the aggregate of the Change of Control Benefits paid or provided to, or that may be paid or provided to, the Participant under the Plan and/or any other remuneration from the Company ("Aggregate Payments") is in the aggregate determined to constitute an "Excess Parachute Payment," as such term is defined in Section 280G(b)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), the Company shall pay to the Participant prior to the time any excise tax imposed under Section 4999 of the Code ("Excise Tax") is payable with respect to such Aggregate Payments, an additional amount which, after the imposition of all income and excise taxes thereon, is equal to the Excise Tax on the Aggregate Payments; provided, however, that if the present value of the Aggregate Payments exceed the Safe-Harbor Amount (as hereinafter defined) by ten percent (10%) or less, then the Aggregate Payments shall be reduced (in present value) to the Safe-Harbor Amount. The "Safe-Harbor Amount" means the amount, expressed as a present value, of the Aggregate Payments upon which no Excise Tax would be due as a result of
Section 280G of the Code. For purposes of this Section 5.4, present value shall be determined in accordance with Section 280G(d)(4) of the Code.

                                    SECTION 6

                       OPTIONAL CASH OUT OF STOCK OPTIONS

        6.1 Notwithstanding any other provision of the Plan, if a Change of Control occurs, all stock options and stock appreciation rights previously granted to the Participant by the Company shall become fully exercisable as of the date of the Change of Control, whether or not otherwise exercisable and vested as of that date.


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

        6.2 In the event that during the two (2) year period immediately following a Change of Control the Company terminates the Participant's employment Without Cause or the Participant voluntarily terminates his/her employment with the Company For Good Reason, any Company stock options held by the Participant at the time of such termination shall remain exercisable until twelve (12) months following such termination (but not beyond the expiration of the stock option's term).

        6.3 Any Participant may, at any time within thirty (30) days next following a Change of Control, in lieu of exercising his/her Company stock options, elect to receive a cash payment equal to the positive difference between (i) the aggregate exercise price under the stock options for which such election is made, and (ii) the fair market value of the shares underlying such stock options on the date such right is exercised.

        6.4 Any restriction period in effect as of the date of a Change of Control shall end with respect to shares of restricted Company stock previously awarded to the Participant.

                                    SECTION 7

                               CLAIMS FOR BENEFITS

        7.1 In the event that a Participant desires to make a claim with respect to Change of Control Benefits, the Participant shall submit evidence thereof satisfactory to the Plan Administrator. Any claim with respect to Change of Control Benefits shall be made in writing within ninety (90) days of the event that the Participant is asserting constitutes a termination of employment or the first occurrence of the event which otherwise forms the basis for the Participant's claim. Failure by the Participant to submit his/her claim within the ninety (90) day period shall bar the Participant from any claim for benefits under the Plan as a result of the occurrence of that event.

        7.2 In the event that a claim for Change of Control Benefits by a Participant is wholly or partially denied, the Participant or his/her duly authorized representative may appeal the denial of the claim to the Board of Directors or to any committee that the Board of Directors designates at any time within ninety (90) days after the Participant receives written notice from the Plan Administrator of the denial of the Participant's claim. In connection therewith, the Participant or his/her duly authorized representative may appeal by requesting a review of the denied claim, reviewing pertinent documents, and submitting issues and comments to the Board of Directors or such designated committee in writing. Upon receipt of an appeal, the Board of Directors or such designated committee shall make a decision with respect to the appeal and, not later than sixty (60) days after receipt of the appeal, shall furnish the Participant with a decision on review in writing, including the specific reasons for the decision written in a manner calculated to be understood by the Participant, as well as specific references to the pertinent provisions of the Plan upon which the decision is based.

        7.3 No Change of Control Benefit payable to any Participant shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, other than pursuant to the laws of descent and distribution, and any attempt to do so shall be null and void.

        7.4 The Plan shall not give any Employee or Participant any right or claim except to the extent that the right is fixed specifically under the Plan. The establishment of the Plan shall not be construed to give any Employee or Participant a right to be continued in the employ of the Company or as interfering with the right of the Company to terminate the employment of any Employee or Participant at any time.


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                                    SECTION 8

                    ADMINISTRATION AND FINANCING OF THE PLAN

        8.1 The Plan Administrator and/or the Board of Directors shall have the discretion, authority, duty, power and responsibility to decide all factual and legal questions under the Plan, including without limitation, (i) the interpretation and construction of the provisions of the Plan as it deems appropriate, necessary or advisable and any ambiguous or unclear terms within the Plan document, (ii) the adoption, establishment and revision of rules, procedures and regulations relating to the Plan, (iii) the determination of the conditions subject to which Change of Control Benefits may be payable, (iv) the resolution of all questions concerning the status and rights of Participants under the Plan, whether a claimant is eligible for Change of Control Benefits under the Plan and the amount of the Change of Control Benefits, if any, a claimant is entitled to receive, and (v) any other determinations which it believes necessary or advisable for the administration and operation of the Plan. All determinations of the Plan Administrator and/or the Board of Directors shall be final and binding on all Employees and Participants. The Plan Administrator may appoint a committee or an agent or other representative to act on its behalf (the "Committee"), and may delegate to such committee or agent or representative any of the powers of the Plan Administrator. Any action that such Committee takes in connection with the Plan shall be considered to be the action of the Plan Administrator, when the Committee is acting within the scope of the authority that the Plan Administrator delegates to it, and the Plan Administrator shall be responsible for all such actions.

        8.2 The Company that employs the Participant on his/her last day of employment therewith shall pay the Participant's Change of Control Benefits, if any, by payments made from its general assets.

                                    SECTION 9

                            AMENDMENT AND TERMINATION

        The Board of Directors in accordance with applicable corporate law reserves the right at any time to amend or terminate the Plan; provided, however, that no Company shall discontinue its participation in the Plan and the Plan shall not be amended or terminated in a manner that would adversely affect any then Participant, if such discontinuance of participation, amendment or termination would be effective during the period (i) commencing 90 days prior to a Change of Control and ending on the day immediately following the Change of Control; or (ii) commencing on the date of a Change of Control and ending two
(2) years following the date of the Change of Control.

                                   SECTION 10

                            MISCELLANEOUS PROVISIONS

        10.1 The failure of the Plan Administrator to enforce any of the provisions of the Plan shall in no way be construed as a waiver of any such provision, nor in any way to affect the validity of the Plan or any part hereof, or the right of the Plan Administrator thereafter to enforce every other provision of the Plan.

        10.2 Change of Control Benefits received by a Participant shall be in lieu of and not in addition to and shall supersede and replace severance benefits, change of control benefits or any similar payments or benefits a Participant might be eligible for under any other practice, plan, policy, program, agreement or arrangement of the Company.

        In addition, to the extent that any federal, state or local law (to the extent not preempted by ERISA), including, without limitation, so-called "plant closing" laws (e.g. the Worker Adjustment and Retraining Notification Act ("WARN"), 29 U.S.C. Section 2101 et seq.), shall require the Company to make a payment (e.g., payment in lieu of notice) of any kind to a Participant because of the involuntary termination of that Participant's employment with the Company due to layoff, reduction in force, plant or facility


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

closing, sale of business, or similar event, the Change of Control Benefits provided under this Plan shall be reduced by an amount equivalent to any amounts the Participant receives or will receive pursuant to, or in satisfaction of, the aforementioned plant closing laws. The Company intends for the benefits provided under the Plan to satisfy any and all statutory obligations which may arise out of a Participant's involuntary termination due to layoff, reduction in force, plant or facility closing, sale of business or similar event, and the Plan Administrator shall so construe and implement the terms of the Plan.

        If any federal, state or local law (to the extent not preempted by ERISA), including without limitation, workers' compensation laws (and excluding applicable state or federal laws regarding jury duty or active military service) or any Company plan, policy, benefit or practice, including, without limitation, payment of disability benefits, either provides or requires the Company to provide a Participant with income in place of the Participant's salary accruing after the Participant's employment with the Company terminates, then the amount of Change in Control Benefits to which that Participant would have been entitled under the Plan shall be reduced by the amount received or to be received by that Participant following the termination of that Participant's employment with the Company.

        10.3 Section headings are for convenience only and the language of the Plan itself shall be controlling.

        10.4 The Plan shall be unfunded. Any liability of the Company under the Plan shall be based solely on contractual obligations, if any, that are created hereunder. No such liability of the Company shall be deemed to be secured by any property of the Company.

        10.5 The Plan Administrator, each member of any Committee designated under the Plan and each member of the Board of Directors shall, except as prohibited by law, be indemnified and held harmless by the Company from any and all liabilities, costs and expenses (including legal fees), to the extent not covered by liability insurance, arising out of any action taken (or the omission of any action) by such individual with respect to the Plan, unless the liability, cost or expense arises from the individual's (i) claim for his or her own Change of Control Benefit, (ii) gross negligence, (iii) bad faith, (iv) reasonable belief his or her conduct was unlawful, or (v) conviction of any criminal act or criminal misconduct. This indemnification shall continue as to an individual who has ceased to be the Plan Administrator, a Committee member or member of the Board of Directors, and shall inure to the benefit of the heirs, executors and administrators of any such individual.

        10.6 Whenever any Change of Control Benefits become payable under the Plan, the Company shall have the right to withhold such amounts as are sufficient to satisfy any federal, state or local withholding tax requirements.

        10.7 No Participant shall be under any obligation to mitigate in connection with any Change of Control Benefits payable under the terms of this Agreement.

        10.8 The Plan shall be construed and administered under the laws of the State of New York. Notwithstanding any provision of the Plan to the contrary, ERISA shall preempt any and all state laws relating to the Plan.


        IN WITNESS WHEREOF, Hanover has caused the Plan to be executed on April 27, 2001.

                                           HANOVER DIRECT, INC.

                                           By: /s/ Charles F. Messina

                                           Title: Executive Vice President,
                                                  Chief Administrative Officer



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

                                   APPENDIX A


------------------------------------------------------------------------
LEGAL
------------------------------------------------------------------------
ENTITY                                       FEDERAL ID NUMBER
------------------------------------------------------------------------
------------------------------------------------------------------------
AMERICAN DOWN & TEXTILE CO.                  39-1766575
------------------------------------------------------------------------
BRAWN OF CALIFORNIA, INC.                    95-2908436
------------------------------------------------------------------------
GUMP'S BY MAIL, INC.                         94-3222698
------------------------------------------------------------------------
GUMP'S CORPORATION                           22-3236243
------------------------------------------------------------------------
HANOVER BRANDS, INC.                         22-3700593
------------------------------------------------------------------------
HANOVER DIRECT PA, INC.                      23-1887078
------------------------------------------------------------------------
HANOVER DIRECT VA, INC.                      22-3248827
------------------------------------------------------------------------
HANOVER HOME FASHIONS GROUP, LLC             54-1893519
------------------------------------------------------------------------
HENRE, INC.                                  22-3269658
------------------------------------------------------------------------
HORN & HARDHART, INC.                        13-2770055
------------------------------------------------------------------------
KEYSTONE INTERNET SERVICES, INC.             23-2938106
------------------------------------------------------------------------
LWI HOLDINGS, INC.                           22-3336728
------------------------------------------------------------------------

------------------------------------------------------------------------


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